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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 of 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2002

                             Bresler & Reiner, Inc.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                         O-6201            52-0903424
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          (State or other jurisdiction   (Commission        (IRS Employer
          of incorporation)              File Number)   Identification No.)

            401 M Street, S. W., Waterside Mall, Washington, DC 20024
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code    (202) 488-8800
                                                      --------------

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Item 4.  Changes in Registrant's Certifying Accountant.

     I.   Previous Independent Accountants

          A. On June 20, 2002, the registrant dismissed Arthur Andersen LLP of Vienna, Virginia as its independent accountants.
          B. In connection with its audits for the two most recent fiscal years ended December 31, 2000 and December 31, 2001, and through the date of this report, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.
          C. The reports of Arthur Andersen LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
          D. During the two most recent fiscal years and through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
          E. The registrant has provided Arthur Andersen LLP with a copy of this disclosure and has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Arthur Andersen LLP's letter to the SEC, dated June 27, 2002, is filed as Exhibit 16 to the Form 8-K).

     II.  A.   Upon the recommendation of the registrant's Audit Committee, the registrant's Board of Directors approved the decision to change independent accountants. Effective June 20, 2002, Ernst & Young
               LLP was approved by the registrant's Board of Directors as the new independent accountants. Management has not consulted with Ernst & Young LLP on any accounting, auditing, or reporting matter.

Item 5.   Other Events.

Not applicable.

Item  7.  Financial Statements and Exhibits.

             Exhibits

             16. Arthur Andersen LLP letter to the SEC dated June 27, 2002.

             99  Press Release dated June 20, 2002

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Bresler & Reiner, Inc.

                                        By: /s/ Sidney M. Bresler
                                            ----------------------
                                            Chief Executive Officer

Date:  June 27, 2002